Exhibit 99.1

Total System Services, Inc.
1600 First Avenue	+1.706.649.2307
Post Office Box 2567	+1.706.649.5740
Columbus GA 31902-2567
www.tsys.com
For immediate release:

Contacts:

Cyle Mims	Shawn Roberts
TSYS Media Relations	TSYS Investor Relations
+1.706.644.3110	+1.706.644.6081
cylemims@tsys.com	shawnroberts@tsys.com
TSYS Determines Per Share Amount of Special Cash Dividend
Relating to Spin-Off from Synovus
     Columbus, Ga., Dec. 18, 2007 — TSYS (NYSE:TSS), one of the world’s largest providers of outsourced payment services, today announced that TSYS shareholders as of the close of business on Dec. 17, 2007 will receive $3.0309 per share, which represents the pro rata portion of the previously announced one-time special cash dividend of $600 million to be paid in connection with the spin-off to Synovus’ shareholders of the shares of TSYS stock currently owned by Synovus. This per share amount is based on the number of TSYS shares outstanding as of the close of business on Dec. 17, 2007. The dividend will be paid on Dec. 31, 2007.
     As previously announced, TSYS has been advised that, in connection with the spin-off, a “when-issued” public market for TSYS common stock on the New York Stock Exchange (NYSE) is expected to begin on or around Dec. 19, 2007, and continue through the distribution date under the symbol “TSS wi.” The “when-issued” public market will be a market for shares of TSYS common stock that will be distributed to Synovus shareholders on the distribution date. In addition, TSYS expects to be quoted “ex-dividend” on the NYSE beginning on or around Dec. 19, 2007. Any holder of TSYS common stock who sells shares of TSYS (which currently trades on the NYSE under the symbol “TSS”) in the “regular way” market before the date “ex-dividend” trading begins will be selling the entitlement to receive the special cash dividend and regular quarterly cash dividend. Holders of TSYS common stock are encouraged to consult with their financial advisors regarding the specific implications of selling TSYS common stock before the date “ex-dividend” trading begins.
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TSYS Determines Per Share Amount of Special Cash Dividend Relating to Spin-Off from Synovus/p. 2
     About TSYS
     TSYS (www.tsys.com) is one of the world’s largest companies for outsourced payment services, offering a broad range of issuer- and acquirer-processing technologies that support consumer-finance, credit, debit, healthcare, loyalty and prepaid services for financial institutions and retail companies in the Americas, EMEA and Asia-Pacific regions. Based in Columbus, Ga., TSYS (NYSE: TSS) has been closely held by Synovus Financial Corp. (NYSE: SNV), one of FORTUNE magazine’s “Most Admired Companies” and a member of its “100 Best Companies to Work For” for 10 consecutive years, since its initial public offering in 1983. For more information, contact news@tsys.com.
     Forward-Looking and Cautionary Statements
     This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements identified by words or phrases such as “potential,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “assume,” “outlook,” “continue,” “seek,” “plans,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions. These statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. There can be no assurance that these transactions will occur or that the expected benefits associated therewith will be achieved. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond our ability to control or predict. These factors include, but are not limited to, those found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.
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